LIMITED POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jared Bluestein the undersigned's true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned's individual capacity as an officer and/or director of Freedom Acquisition Holdings, Inc., a Delaware corporation, Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (and any amendments thereto) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including the New York Stock Exchange and the American Stock Exchange; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Limited Power of Attorney will remain effective until revoked by the undersigned.

      This Limited Power of Attorney shall be governed by and construed in accordance with the laws of New York, without giving effect to any principles of conflicts of laws.

      IN WITNESS WHEREOF, the undersigned has caused his name to be hereto signed this 10th day of August 2007.

                                    /s/ Nicolas Berggruen
                                    ------------------------------
                                          Nicolas Berggruen
WITNESS:

By:   /s/ Amelia McCarthy           By:   /s/ Rama Raju
   ---------------------------         ---------------------------
Name: Amelia McCarthy               Name: Rama Raju
     -------------------------           -------------------------

STATE OF NEW YORK       )
                        )  SS.:
COUNTY OF NEW YORK      )

      On the 10th day of August, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Nicolas Berggruen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                      /s/ Alice T. Vokshi
                                               ---------------------------------
                                                         ALICE T. VOKSHI
                                                         NOTARY PUBLIC
                                                         #01V06167693
                                                         QUALIFIED IN QUEENS
                                                         COUNTY, NY